Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information: Joe Weigel Director of Communications (317) 972-7006 Direct jweigel@celadongroup.com	FOR IMMEDIATE RELEASE October 16, 2017

CELADON GROUP ANNOUNCES APPOINTMENT OF THOM ALBRECHT AS
EXECUTIVE VICE PRESIDENT – CHIEF FINANCIAL AND STRATEGY OFFICER

Leading Transportation Financial Analyst Brings Almost 30 Years of Industry Experience

INDIANAPOLIS – October 16, 2017 – Celadon Group, Inc. (“Celadon” or the “Company”) (NYSE: CGI) today announced the appointment of Thom Albrecht as Executive Vice President – Chief Financial and Strategy Officer, effective today.  Mr. Albrecht was unanimously appointed by the Company’s Board of Directors (the “Board”).

Appointment of Mr. Albrecht
Mr. Albrecht has been a transportation industry financial analyst since 1988 and currently serves as President of Sword & Sea Transport, LLC, a consulting company focusing on market research, growth strategies, and capacity overviews for freight transportation carriers and shippers. Prior to joining Sword & Sea Transport, he served as a Managing Director at BB&T Capital Markets for 12 years. Mr. Albrecht’s coverage included truckload and LTL carriers, intermodal, selected equipment companies, freight brokerage, and freight forwarding. He has been quoted on the industry by the national media, including the Wall Street Journal, Logistics Management, Transport Topics, and the Journal of Commerce and he has been a featured speaker at several industry events.  Before rejoining BB&T in 2009, Mr. Albrecht was a Managing Director at Stephens Inc. and has also followed the sector at ABN AMRO, Inc., and A.G. Edwards.  He has provided advice and insight to numerous companies, including public and private carriers’ teams and their boards of directors, as well as shippers’ teams and has been involved with approximately 40 IPO, follow on, and secondary public stock offerings.  He repeatedly has been recognized as a Wall Street Journal All-Star, per its analyst rankings, and as the best analyst in his sector among regional/boutique firms by Institutional Investor magazine. Mr. Albrecht was designated a Chartered Financial Analyst and holds a B.S. in business administration with a Finance major from the University of Central Missouri.  He is on the Federal Reserve Beige Book committee and also on the Board of Directors for Forward Air Corporation (NASDAQ: FWRD), a transportation and logistics company servicing the air freight and expedited LTL industry.

Mr. Albrecht succeeds Bobby Peavler as Chief Financial Officer. Mr. Peavler will continue to be a resource for the Company.

Paul Svindland, Chief Executive Officer, stated, “We are pleased and excited to have Thom join our team.  Thom’s knowledge of our industry and the challenges and opportunities we face is extensive.  In addition, he brings deep understanding of the operating performance that drives financial results.  I am confident that Thom’s expertise will be invaluable as we seek to improve our results, refinance our capital structure, shed non-core assets, and more effectively deploy capital in our core business units.  I look forward to working with him and the rest of the management team as we seek to continue to execute our strategic initiatives and begin a new chapter for Celadon.

Mr. Svindland continued, “I would like to thank Bobby Peavler for his dedicated service as Celadon’s CFO and Principal Accounting Officer over the last several years. We very much appreciate his help in transitioning the CFO role to Thom.”

Mr. Albrecht said, “Having covered Celadon and its peers for nearly three decades, I feel uniquely positioned to impact key challenges facing the Company.  My three main areas of focus will be business strategy, profitability, and timely and transparent financial reporting.  In relation to the latter, Celadon is conducting a search for an experienced chief accounting officer to supplement our team.  As I have become acquainted with the Board, Paul, and the rest of the management team, I am confident that we have the focus on the future and the necessary tools to reclaim Celadon’s status as a leader in the truckload and logistics business.”

Credit Facility Update
On October 2, 2017, the Company entered into a Sixth Amendment to Amended and Restated Credit Agreement which, among other things, required the Company to obtain non-binding indications of interest from one or more lenders seeking to refinance the Company's existing revolving credit facility.  The Company has received the required indications of interest, satisfying this provision of the Sixth Amendment.  Mr. Svindland commented:  "We were pleased to receive multiple indications of interest from both asset-based revolving lenders and term lenders to provide the required financing.  In particular, two members of our current bank group proposed asset-based revolving credit or similar facilities consistent with our requested terms.  This strong support from our current lenders is much appreciated and will be instrumental to our refinancing process.  In addition, we received indications from multiple term lenders to accompany the revolving facility, with terms being consistent with our range of expectations.  Based on these indications of interest, which are non-binding, we continue to expect to refinance our existing facility with a more appropriate long term capital structure."

Inducement Award
The Company also announced the grant of certain equity awards to Mr. Albrecht in connection with his appointment.  The equity awards were approved by the Board’s Compensation Committee in reliance on the employment inducement exception to stockholder approval provided under New York Stock Exchange Listing Rule 303A.08, which requires public announcement of inducement awards.  The terms of the equity awards are as follows:

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75,000 shares of restricted stock, which are fully vested but subject to a holding period that will lapse upon the earliest to occur of (i) the second anniversary of the grant date, (ii) the termination of Mr. Albrecht by the Company without “Cause” (as defined in his employment agreement), and (iii) Mr. Albrecht terminating his employment for “Good Reason” (as defined in his employment agreement) within 12 months following a “Change in Control” (as defined in his employment agreement).

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50,000 shares of time vesting restricted stock, which will vest in equal quarterly installments beginning on the second anniversary of the grant date, with all shares fully vesting on the fourth anniversary of the grant date.

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50,000 shares of performance vesting restricted stock, which will vest upon the first to occur of the following: (i) a sale of the Company at a price per share in excess of the price per share on the date of issuance of the award, (ii) a consolidated operating ratio for any fiscal year equal to or lower than 95%, and (iii) the closing price of the Company's common stock is $8.00 or greater for twenty consecutive trading days.  Unvested shares will expire and be forfeited upon the earlier of (x) termination of employment and (y) five years after the date of issuance.

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Non-qualified stock options covering 50,000 shares, with an exercise price of the closing market price on the date of issuance.  The options vest in one-third installments on each of the second, third, and fourth anniversaries of the grant date and may not be exercised until vested.

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If Mr. Albrecht’s employment is terminated by the Company without Cause or by Mr. Albrecht for Good Reason, and such termination occurs within six months prior to, or within twelve months following, a Change in Control, all unvested equity awards will automatically vest.

The other terms and conditions of the awards are generally consistent with those in the Company’s 2006 Omnibus Incentive Plan, as amended.

About Celadon

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico. The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to the Company’s efforts to improve results, refinance its capital structure, shed non-core assets, and more effectively deploy capital, Mr. Albrecht’s anticipated areas of focus, the potential appointment of a chief accounting officer, and the Company’s future status in the truckload and logistics business, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

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